Exhibit 99.1

EMPLOYEE FAQs

WHAT HAPPENS TO MOLEX STOCK

1.	What will happen to Molex stock as a result of the announcement that Koch Industries, Inc. will acquire Molex?

All outstanding shares of Molex stock will be acquired by Koch Industries for a purchase price of $38.50 in cash per share, plus a potential dividend adjustment of up to an additional $0.24 per share (the “dividend adjustment”). All shares, including the Class A Common Stock which do not have voting rights, will be purchased for the same price. These cash proceeds are subject to applicable tax withholdings.

2.	What will happen to the Molex stock that I own outright?

Shares that you own outright will be acquired by Koch Industries for a purchase price of $38.50 in cash per share, plus any dividend adjustment.

If you hold your Molex shares in a brokerage account, including a Fidelity Account®, upon the close of the transaction those shares will be cashed out and you will have the cash proceeds in your account.

If you hold your Molex shares in the form of stock certificates, following the completion of the acquisition, you will need to submit your certificates to whomever is determined to be the Exchange Agent who will cash them out. You will receive a letter from the Exchange Agent shortly after the acquisition closes. Please do not deliver your stock certificates at this time.

3.	Can I exercise vested stock options prior to the close of the transaction?

Yes, prior to the close of the transaction, you can exercise your vested stock options through Fidelity Investments®. Please see the answer to Question #6 about the types of exercises available to you.

4.	Should I exercise vested stock options prior to the close of the transaction?

We cannot provide you with any advice about whether or not you should exercise your vested stock options prior to the close of the transaction. We recommend that you speak with your financial and/or tax advisor. You can also contact Fidelity for more information.

5.	What if I have a vested stock option that will expire prior to the close of the transaction?

You are permitted to exercise any vested stock options that will expire prior to the close of the transaction through the date of such expiration. Please see the answer to Question #6 about the types of exercises available to you.

Any unexercised vested options that expire before closing will not be entitled to any consideration at the close of the transaction.

6.	What types of exercises are available if I elect to exercise my vested stock options prior to the close of the transaction?

Type of Exercise	Description	Brokerage Commission
Exercise & Hold	Exercise the stock option by paying the aggregate exercise price and applicable taxes in cash and obtain the underlying shares of Molex stock.	No

Exercise & Sell-to-Cover	Exercise the stock option by selling enough shares of Molex stock to pay for the aggregate exercise price and applicable taxes and obtain the remaining underlying shares of Molex stock.	Yes

Exercise & Sell	Exercise the stock option by selling all shares of Molex stock and receive proceeds of sale (after the payment of the aggregate exercise price and applicable taxes) in cash.	Yes

7.	What happens if I do not exercise my vested and unexpired stock options prior to the close of the transaction?

All vested and unexpired stock options will be automatically cashed out when the transaction closes. For each such stock option, you will receive cash proceeds representing the difference between (A) the purchase price of $38.50 in cash per share (plus any dividend adjustment) and (B) the exercise price of your stock option multiplied by the number of shares in your grant. These cash proceeds are subject to applicable tax withholdings.

8.	What will happen to my unvested stock options when the sale closes?

All unvested stock options will vest immediately prior to the close of the transaction and will be automatically cashed out in the acquisition. You will receive cash proceeds representing the difference between (A) the purchase price of $38.50 in cash per share (plus any dividend adjustment) and (B) the exercise price of your stock option multiplied by the number of shares in your grant. These cash proceeds are subject to applicable tax withholdings.

If we require you to take any action with respect to these stock options, we will let you know in connection with the close of the transaction.

Unvested options that expire before closing (pursuant to termination of employment or otherwise) will not be entitled to any consideration at the close of the transaction.

9.	What will happen to my unvested restricted stock grants when the sale closes?

All unvested restricted stock grants will vest immediately prior to the close of the transaction and will be automatically cashed out in the acquisition. For each share of restricted stock, you will receive cash proceeds representing the purchase price of $38.50 in cash per share (plus any dividend adjustment). These cash proceeds are subject to applicable tax withholdings.

Unvested restricted stock that is terminated or forfeited prior to closing (pursuant to termination of employment or otherwise) will not be entitled to any consideration at the close of the transaction.

10.	Do I have to pay a brokerage commission when the stock options and restricted stock awards are automatically cashed out?

No brokerage commissions will be applied to stock options and restricted awards that are cashed out upon the close of the transaction.

Brokerage commissions will be applied to any stock options that are exercised prior to the close of the transaction as per the answer to Question #6.

Brokerage commissions will also apply to any stock you sell in the open market through your Fidelity Account prior to the close of the transaction.

11.	What are the tax implications of the cash out of all of my Molex stock holdings?

If your restricted stock did not vest prior to the closing of the transaction, then you will recognize taxable income equal to the cash payment you receive for your stock (i.e., $38.50 in cash per share plus any dividend adjustment). This will be treated as ordinary compensation income for federal tax purposes, and will be subject to income and social security tax withholding.

If you have already recognized ordinary income on your restricted stock grant at the time the stock vested, then you will recognize a capital gain or loss equal to the difference between the income you previously recognized and the amount paid for the stock pursuant to the acquisition. The capital gain or loss will be long-term if more than one year has expired between the time you recognized the income and the closing of the acquisition. There is no income or social security tax withholding on capital gain.

If you have not exercised your stock options prior to the closing (whether or not the options were vested), the payment to you will be ordinary compensation income and subject to federal income and social security tax withholding.

If you have previously exercised your options, you recognized ordinary income at the time of exercise equal to the difference between the value of Molex stock at the time you exercised the option and the exercise price. If you still hold the shares acquired upon the option exercise, the difference between the amount paid for your stock pursuant to the acquisition and the value of Molex stock at the time you previously exercised the option will be a capital gain or loss, and will be long term if more than one year has expired between the date you exercised the option and the date of closing.

12.	What happens to the Molex Dividend Reinvestment Plan accounts administered by Computershare?

Upon the close of the transaction, the shares owned will be purchased by Koch Industries for $38.50 in cash per share (plus any dividend adjustment). Details on the process will be mailed to you at your address on file at Computershare.

13.	What happens to the Employee Stock Purchase Plan (ESPP)?

The ESPP will operate through the end of September 2013. We will make the stock purchase planned for the quarterly period ending September 30, 2013, and then the plan will be terminated. More information about the ESPP, including the special tax rules that apply to ESPP shares, will be provided to all eligible participants through a separate notification.

14.	What do I do with Molex stock certificates that I own?

Upon the closing of the transaction, you must return any Molex Common or Class A Common Stock certificates that you have in your possession. Please do not deliver such certificates at this time. Separate instructions with the time and manner of delivery will be provided after the closing of the transaction.

15.	What if I have lost the stock certificates?

Stock certificates can be replaced prior to the closing of the transaction for a fee. Details on how to request replacement certificates may be obtained by contacting Computershare. The mailing sent by Computershare after the closing of the transaction will include instructions on how to obtain the cash payment related to Koch’s acquisition of Molex’s stock if your stock certificate is lost, which will include the completion of an affidavit of lost stock certificate and may require the posting of an indemnity bond.

16.	Will Molex be granting stock options or restricted stock awards during the year-end compensation cycle; typically granted on October 1 of each year?

As a result of the pending sale of the company to Koch Industries, Molex will not be granting any new stock options or restricted stock awards. All outstanding stock options and shares of restricted stock, vested and unvested, will be cashed out as described earlier in this document.

Forward-Looking Statements

This document and other documents Molex Incorporated (the “Company,” “we” or “our”) file with the Securities and Exchange Commission (“SEC”) contain forward-looking statements that are based on current expectations, estimates, forecasts and projections about our future performance, business, beliefs, and management’s assumptions. In addition, we, or others on our behalf, may make forward-looking statements in press releases or written statements, or in our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls and conference calls. Words such as “expect,” “anticipate,” “outlook,” “forecast,” “could,” “project,” “intend,” “plan,” “continue,” “believe,” “seek,” “estimate,” “should,” “may,” “assume,” “potential,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. We describe our respective risks, uncertainties and assumptions that could affect the outcome or results of operations in Part 1, Item 1A of our Annual Report 10-K for the year ended June 30, 2013, which are incorporated by reference and in other reports that we file with the SEC. The risks and uncertainties also include, without limitation: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement by and among the Company, Koch Industries, Inc. and Koch Connectors, Inc., dated September 9, 2013 (the “Merger Agreement”); the outcome of any legal proceedings that may be instituted against the Company or Parent related to the Merger Agreement; the inability to complete the transaction due to the failure to obtain the required stockholder approval or the failure to satisfy other conditions to completion of the transaction, including the receipt of all regulatory approvals related to the transaction; the disruption of management’s attention from the Company’s ongoing business operations due to the transaction; and the effect of the announcement of the transaction on the Company’s relationships with its customers, operating results and business generally.

We have based our forward-looking statements, including statements made regarding the proposed transaction, the expected timetable for completing the proposed transaction and other statements, on our management’s beliefs and assumptions based on information available to management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied, or forecast by our forward-looking statements. Reference is made in particular to forward-looking statements regarding growth strategies, industry trends, global economic conditions, success of customers, cost of raw materials, value of inventory, currency exchange rates, labor costs, protection of intellectual property, cost reduction initiatives, acquisition synergies, manufacturing strategies, product development introduction and sales, regulatory changes, competitive strengths, natural disasters, unauthorized access to data, government investigations and outcomes of legal proceedings. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this report, whether as a result of new information, future events, changes in assumptions, or otherwise.

Important Additional Information Will be Filed with the SEC

In connection with the proposed merger transaction, the Company intends to file with the SEC and to furnish to the Company’s stockholders a proxy statement and other relevant materials regarding the proposed transaction. This employee communication does not constitute a solicitation of any proxy or vote. THE COMPANY’S STOCKHOLDERS AND INVESTORS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER TRANSACTION, THE PARTIES TO THE PROPOSED MERGER TRANSACTION AND RELATED MATTERS. In addition to receiving the proxy statement and related materials by mail, the Company’s stockholders and investors will also be able to obtain, without charge, copies of the proxy statement (once filed) and other Company filings with the SEC from the SEC’s website at www.sec.gov. In addition, stockholders may obtain, without charge, copies of the proxy statement (once filed) and other Company filings with the SEC from the Company’s website at www.molex.com or by contacting Steve Martens, our VP Investor Relations, at (630) 527-4344 or Steve.Martens@molex.com.

Participants in the Solicitation of Proxies

The Company’s executive officers and directors and certain other members of the Company management and its employees may be deemed “participants” in the solicitation of proxies from the Company’s stockholders with respect to the matters relating to the proposed merger. Information concerning the interests of the persons who may, under SEC rules, be considered participants in the solicitation of the Company stockholders, whose interests may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the proxy statement and other relevant documents to be filed with the SEC. Information about the Company’s executive officers and directors can be found in the Company’s most recent Annual Report on Form 10-K and its proxy statement for the 2012 Annual Meeting of Stockholders, which was filed with the SEC on September 7, 2012. Information about the Merger Agreement and the proposed merger can be found in the Company’s Recent Event Report on Form 8-K, which was filed with the SEC on September 9, 2013.